EXHIBIT 11
                                    TELLABS, INC.
                           COMPUTATION OF EARNINGS PER SHARE
                                     (Unaudited)
                         (In thousands, except per share data)

                                                        Three Months Ended
                                                        March 29, March 31,
                                                          1996      1995
                                                        --------- ---------

PRIMARY EARNINGS PER SHARE *
- ------------------------------------
Weighted average number of common
shares outstanding during the period                      88,858    87,532

Net additional shares assuming
dilutive stock options exercised and
proceeds used to purchase treasury
shares at average fair market value                        3,083     3,682
                                                        --------- ---------
Weighted average number of common
shares and common equivalent shares
outstanding                                               91,941    91,214
                                                        ========= =========

Net earnings                                             $31,127   $22,941
                                                        ========= =========

Primary earnings per share                                 $0.34     $0.25
                                                        ========= =========

FULLY DILUTED EARNINGS PER SHARE *
- ------------------------------------
Weighted average number of common
shares outstanding during the period                      88,858    87,532

Net additional shares assuming
dilutive stock options exercised and
proceeds used to purchase treasury
shares at fair market value                                3,162     3,770
                                                        --------- ---------
Weighted average number of common
shares and common equivalent shares
outstanding                                               92,020    91,302
                                                        ========= =========

Net earnings                                             $31,127   $22,941
                                                        ========= =========

Fully diluted earnings per share                           $0.34     $0.25
                                                        ========= =========

* 1995 share amounts are restated to give effect to the two-for-one stock split effective May 19, 1995.